Exhibit 99.1

Spansion Inc. Reports Third Quarter 2010 Results

Sunnyvale, Calif., October 26, 2010 — Spansion Inc. (NYSE: CODE), a leading provider of Flash memory solutions, today announced operating results for its third fiscal quarter ended September 26, 2010. Due to the unique impacts of fresh start accounting, Spansion is providing both GAAP and non-GAAP results. On a U.S. GAAP basis, Spansion reported net sales of $307.6 million, operating loss of $55.4 million, and net loss of $64.9million. On a non-GAAP basis, adjusted net sales were $319.7 million, adjusted operating income was $48.2 million, and adjusted net income was $38.7 million.

“Spansion delivered another strong quarter, with record Non-GAAP earnings, new customer design wins and strong performance out of our manufacturing facilities,” said John Kispert, president and CEO of Spansion. “These results demonstrate the company’s ability to execute and our continued focus on meeting customer design requirements of the embedded market.”

U.S. GAAP results, in $millions except per share data and percentages

	Q3 2010	Q2 2010	Q3 2009
Net sales	$307.6	$255.7	$327.6
Gross margin	10.0%	22.9%	28.3%
Operating income (loss)	($55.4)	($3.0)	$20.0
Operating margin	(18.0%)	(1.2%)	6.1%
Net income/(loss)	($64.9)	$341.8	$1.5
Diluted net income per share (Predecessor)	N/A	$2.21	$0.01
Diluted net (loss) per share (Successor)	($1.09)	($0.31)	N/A

Non-GAAP results, in $millions except per share data and percentages

	Q3 2010	Q2 2010	Q3 2009
Adjusted net sales	$319.7	$292.7	$327.6
Adjusted operating income	$48.2	$40.3	$29.8
Adjusted net income	$38.7	$27.4	$20.6
Adjusted EBITDA	$76.2	$67.5	$63.7

Spansion’s cash position continued to strengthen and improved to $330 million at the end of the third quarter, compared to $254 million at the end of second quarter 2010. On a GAAP basis Spansion generated $58.7 million of cash flow from operations in the third quarter of 2010. The cash flow from operations includes approximately $13 million of bankruptcy related payments in the quarter.

Upon emergence from bankruptcy on May 10, 2010, Spansion adopted fresh start accounting in accordance with U.S. GAAP. The adoption of fresh start accounting resulted in Spansion becoming a new entity for financial reporting purposes, whereby the U.S. GAAP financial statements on or after May 10, 2010 are not comparable to the financial statements prior to that date. Fresh start accounting required resetting the historical net book values of Spansion’s assets and liabilities to the related fair values. References to “Successor” refer to Spansion and its consolidated subsidiaries after May 10, 2010, after giving effect to the cancellation of old common stock issued prior to May 10, 2010, the issuance of new common stock and settlement of existing debt and other adjustments in accordance with the reorganization plan, and the application of fresh start accounting. References to “Predecessor” refer to Spansion and its consolidated subsidiaries prior to May 10, 2010.

Business Outlook

For the fourth quarter of 2010, Spansion estimates U.S. GAAP net sales in the range of $315 million to $330 million, non-GAAP adjusted net sales in the range of $320 million to $340 million, GAAP net loss per diluted share of ($0.49) to ($0.08), and non-GAAP adjusted net income per diluted share of $0.53 to $0.77.

Quarterly Conference Call

Spansion will host a conference call to discuss third quarter 2010 results at 1:30 pm PDT / 4:30 pm EDT today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the investor relations section of Spansion’s website at http://www.spansion.com.

Dial-in: 1-866-543-6403 (US), 1-617-213-8896 (International), Passcode: 68484998 Webcast: http://investor.spansion.com

An audio replay will be available within two hours of the call and may be accessed via dial-in at 1-888-286-8010, international 1-617-801-6888 with the Passcode of 37158275 or by webcast on the investor relations section of Spansion’s website at http://investor.spansion.com.

Use of Non-GAAP Financial Information

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for or superior to, the company’s financial results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies.

The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. A reconciliation of each non-GAAP financial measure to the most direct, comparable GAAP financial measure is included below.

About Spansion

Spansion’s (NYSE: CODE) technology is at the heart of electronics systems, powering everything from the internet of today to the smart grid of tomorrow, positively impacting people’s daily lives at work and play. Spansion’s broad Flash memory product portfolio, smart innovation and industry leading service and support are enabling customers to achieve greater efficiency and success in their target markets. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™, ORNAND™, EcoRAM™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. The risks and uncertainties include the company’s ability to: manage costs; achieve adequate liquidity; execute its new strategic focus; reach a sustainable business model; survive as a stand-alone entity; reach operational efficiency; and reach and sustain profitability. Additional risks related to the company’s recent emergence from bankruptcy include: any negative impacts on the company’s business, results of operations, financial position or cash management arrangements; the negative impact on relationships with employees, customers, suppliers and contract manufacturers and other stakeholders; and the failure of the company to successfully implement the plan of reorganization. In addition, the instability of the global economy and tight credit markets could continue to adversely impact the company’s business in several respects, including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s most recent Annual Report on Form 10-K for fiscal 2009 and Quarterly Reports on Form 10-Q. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Contact:

Michele Landry	Shubham Maheshwari
Spansion Inc.	Spansion Inc.
+1.408.616.3817	+1.408.616.3677
michele.landry@spansion.com	shubham.maheshwari@spansion.com

Investor Relations:

Company News:	Investor Relations Web site:
http://www.spansion.com/news	http://investor.spansion.com/financials.cfm

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended June 27, 2010
	Successor	Successor	Predecessor	Predecessor
	Three Months Ended Sept. 26, 2010	Period from May 11, 2010 to June 27, 2010	Period from March 29, 2010 to May 10, 2010	Three Months Ended Sept. 27, 2009
Net sales	$307,594	$129,370	$126,282	$327,578
Cost of sales	276,838	111,413	85,697	234,952

Gross profit	30,756	17,957	40,585	92,626

Research and development	26,246	13,420	12,115	28,281
Sales, general and administrative	59,948	18,259	20,497	36,820
Restructuring (credits) / charges	—	—	(2,785)	7,492

Operating income (loss)	(55,438)	(13,722)	10,758	20,033
Interest & other income (expense), net	1,378	364	(3,190)	532
Interest expense	(9,124)	(4,877)	(11,237)	(9,199)

Income (loss) before reorganization items and income taxes	(63,184)	(18,235)	(3,669)	11,366
Reorganization items	—	—	364,876	(9,348)

Income (loss) before income taxes	(63,184)	(18,235)	361,207	2,018
Provision (benefit) for income taxes	1,670	(21)	1,235	518

Net income (loss)	$(64,854)	$(18,214)	$359,972	$1,500

Net income (loss) per common share
Basic	$(1.09)	$(0.31)	$2.22	$0.01
Diluted	$(1.09)	$(0.31)	$2.21	$0.01

Shares used in per share calculation
Basic	59,271	59,271	162,513	162,090
Diluted	59,271	59,271	162,518	173,925

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	Successor	Predecessor
	September 26, 2010	December 27, 2009
Assets
Current assets:
Cash and cash equivalents	$329,680	$324,903
Auction rate securities	—	100,335
Accounts receivable	147,839	129,174
Accounts receivable from related parties	—	366,602
Allowance for doubtufl accounts	(254)	(56,408)
Inventories	180,827	141,723
Deferred income taxes	3,298	13,332
Prepaid expenses and other current assets	45,097	49,533

Total current assets	706,487	1,069,194

Property, plant and equipment, net	288,643	322,710
Intangible assets	202,083	—
Goodwill	163,359	—
Other assets	42,906	46,073

Total assets	$1,403,478	$1,437,977

Liabilities and Stockholders’ Deficit
Current liabilities:
Short term note	$—	$64,149
Accounts payable	104,029	33,463
Accrued liabilities	147,041	112,676
Accounts payable to related parties	—	221,211
Accrued compensation and benefits	36,655	21,630
Deferred income	21,779	62,958
Current portion of long-term debt	13,419	—
Income taxes payable	18,562	83

Total current liabilities	341,485	516,171

Deferred income taxes	13,488	13,405
Long-term debt, less current portion	444,870	—
Other long-term liabilities	11,105	9,825
Liabilities subject to compromise	—	1,756,269

Total liabilities	810,948	2,295,670

Additional paid in capital	678,809	2,484,482
Retained deficit	(83,068)	(3,342,370)
Accumulated other comprehensive income	(3,211)	195
Stockholders’ (deficit)/earnings	592,530	(857,693)

Total liabilities and stockholders’ deficit	$1,403,478	$1,437,977

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Successor	Successor	Predecessor
	Three Months Ended September 26, 2010	Period from May 11, 2010 to June 27, 2010	Period from March 29, 2010 to May 10, 2010
Cash Flows from Operating Activities:
Net income (loss)	$(64,854)	$(18,214)	$359,972
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,445	26,146	14,482
Gain on discharge of pre-petition obligations	—	—	(434,046)
Provision for deferred income taxes	(4,634)	(3)	7,000
Provision for doubtful accounts	(50)	310	1,640
(Gain) on sale and disposal of property, plant and equipment	(1,276)	(266)	(3,219)
Compensation recognized under employee stock plans	2,865	1,944	5,757
Impairment on investments in Densbit and Virident	—	—	3,011
Gain on sale of Suzhou plant	(2,359)	(1,342)	(1,548)
Gain from approved settlement of rejected capital leases and various licenses	—	—	—
Write-off financing cost for old debts	—	—	13,020
Amortization of inventory fresh-start markup	49,069	18,597	—

Changes in operating assets and liabilities, net of effects of deconsolidation of subsidiary:
Decrease (increase) in accounts receivable	5,274	(14,077)	(3,752)
(Increase) decrease in inventories	14,641	27,770	(3,434)
Decrease (increase) in prepaid expenses and other current assets	(2,233)	(6,271)	(9,935)
Decrease (increase) in other assets	910	177	342
(Decrease) increase in accounts payable, accrued liabilities and accrued compensation and benefits	(8,819)	(29,733)	45,643
(Decrease) increase in deferred income	13,735	(6,468)	4,939

Net cash provided (used) by operating activities	58,714	(1,431)	(128)

Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	11,438	4,278	4,703
Purchases of property, plant and equipment	(17,522)	(4,561)	(5,553)
Proceeds from redemption of auction rate securities	27,950	16,750	35,100
Decrease (increase) in restricted cash	—	—	531,516
Purchase of distribution business	—	(13,125)	—

Net cash provided (used) by investing activities	21,866	3,342	565,766

Cash Flows from Financing Activities:
Payments on debt and capital lease obligations	(3,241)	(2,715)	(661,157)
Proceeds from Rights Offering, net of expenses	—	—	29,092

Net cash (used) provided by financing activities	(3,241)	(2,715)	(632,065)

Effect of exchange rate changes on cash and cash equivalents	(1,804)	219	—

Net increase in cash and cash equivalents	75,535	(584)	(66,427)

Cash and cash equivalents at the beginning of period	254,145	254,729	321,156

Cash and cash equivalents at end of period	$329,680	$254,145	$254,729

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including Adjusted net sales, Adjusted operating income, Adjusted net income, EBITDA and Adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP. The non-GAAP financial measures presented by the company may be different than non-GAAP financial measures presented by other companies.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results, as well as the impact of fresh start accounting. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.

Spansion has provided a reconciliation of the non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

•	Adjusted net sales differs from GAAP net sales in that it includes revenue lost from product sell-through that was physically located with the distributors as of the date of emergence from Chapter 11.

•

Adjusted operating income differs from GAAP operating income in that it excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring charges, and other bankruptcy related charges or credits,

•

Adjusted net income differs from GAAP net income in that it (i) excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits, write-off of financing costs completed prior to emergence from bankruptcy, (ii) includes net sales lost from product sell-through that was physically located with distributors as of the date of emergence, and (iii) is adjusted for the associated tax impact of all these changes.

•

Adjusted EBITDA differs from GAAP net income in that it (i) excludes interest expenses, taxes, depreciation, amortization, and stock based compensation charges, (ii) excludes the impact of non-recurring items, fresh start accounting related adjustments, litigation expenses with Samsung, one-time restructuring and reorganization charges or credits and write-off of financing costs completed prior to emergence from bankruptcy, and (iii) includes net sales lost from product sell-through that was physically located with distributors as of the date of emergence.

Management believes these non-GAAP financial measures:

•

reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results;

•

provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•

reflect net sales for the company as inventory at the distributors, when sold-through, would not be recognized as revenue per fresh start accounting. The company intends to collect cash from the distributors and this adjustment is non-cash in nature;

•

provide additional view of the performance of the company by adding interest expenses, taxes, depreciation and amortization to the net income. Further adjustments due to fresh start accounting, litigation expenses with Samsung, and stock based compensation charges attempt to exclude items that are either non-cash or non-recurring in nature; and

•

To enable investors to assess the company’s compliance with financial covenants under its debt instruments Spansion’s term loan has maintenance financial covenants that use EBITDA as part of the measures, e.g. Consolidated Leverage ratio, which is a ratio of Indebtedness to Consolidated EBITDA; and Consolidated Interest Coverage Ratio which is a ratio of Consolidated EBITDA to interest expenses.

Business Outlook

The guidance figures provided below and elsewhere in this press release are forward looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because Spansion’s future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and Spansion assumes no obligation to update it.

Spansion’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from the information below and elsewhere in the press release. Some of the factors that could impact the company’s operating results are set forth under the caption “Cautionary Statements” above in the press release. More information about factors that could affect Spansion’s operating results is included under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations website at http://investor.spansion.com/sec.cfm or the SEC’s web site at www.sec.gov.

Three months ending December 26, 2010
In $ millions, except per share data	GAAP	NON-GAAP
Net Sales	$315 – $330	$320 - $340	[a]
Diluted Net Income/(Loss) per share	($0.49) – ($0.08)	$0.53 - $0.77[b]

[a]	Estimated non-GAAP amounts includes revenue lost from product sell-through that was physically located with the distributors as of the date of emergence.
[b]

Estimated non-GAAP amounts differ from GAAP in that they (i) exclude the impact of non-recurring items [$0 to $5 million], (ii) exclude fresh start accounting related adjustments[$50 to $55 million], (iii) exclude litigation expenses with Samsung [$4 to $6 million], and (iv) includes net sales lost from product sell-through that was physically located with distributors as of the date of emergence [$1 to $4 million], and (v) the tax effect of these non-GAAP adjustments in the fourth quarter of 2010 which is estimated to be zero.

Reconciliation of U.S. GAAP to non-GAAP financial measures

Net Sales to Adjusted Net Sales

($ in millions)	Q310	Q210	Q309
GAAP net sales	307.6	255.7	327.6
Add: Net sales lost due to fresh start accounting	12.1	37.0	—

Non-GAAP net sales	319.7	292.7	327.6

Operating Income to Adjusted Operating Income

($ in millions)	Q310	Q210	Q309
GAAP operating income / (loss)	(55.4)	(3.0)	20.0
Add: fresh start operating expense adjustments
Net Sales lost due to fresh start accounting	12.1	37.0	—
Depreciation	26.0	12.0	—
Amortization from intangibles	5.2	2.3	—
Inventory Mark-Up	49.1	18.6	—
Deferred COGS	(7.7)	(27.7)	—
Gain on the sale of Suzhou plant	(2.4)	(0.8)	—
(Less)/add: restructuring (credits) / charges	—	(2.8)	7.5
Add: litigation expense with Samsung	21.3	4.6	2.2
Add: acquisition related charges	—	—	0.1

Adjusted Operating Income	48.2	40.3	29.8

Net Income to Adjusted Net Income

($ in millions)	Q310	Q210	Q309
GAAP net income / (loss)	(64.9)	341.8	1.5
Add: fresh start operating expense adjustments
Net Sales lost due to fresh start accounting	12.1	37.0	—
Depreciation	26.0	12.0	—
Amortization from intangibles	5.2	2.3	—
Inventory Mark-Up	49.1	18.6	—
Deferred COGS	(7.7)	(27.7)	—
Gain on the sale of Suzhou plant	(2.4)	(0.8)
(Less)/add: restructuring (credits) / charges	—	(2.8)	7.5
Add: acquisition related charges	—	—	0.1
Add: financing charge write-off to interest	—	7.3	—
(Less)/add: reorganization (gain)/expense	—	(364.9)	9.3
Add: litigation expense with Samsung	21.3	4.6	2.2
Less: tax impact for adjustments	—	—	—

Adjusted net income	38.7	27.4	20.6

Net Income to Adjusted EBITDA

($ in millions)	Q310	Q210	Q309
GAAP net income / (loss)	(64.9)	341.8	1.5
Add: interest	7.7	18.9	8.7
(Less)/add: reorganization (gain)/expense	—	(364.9)	9.3
Add: taxes	1.7	1.2	0.5
Add: depreciation and amortization	56.4	39.7	31.0
Add: fresh start adjustments	51.1	27.1	—
(Less)/add: restructuring (credits) / charges	—	(2.8)	7.5
Add: litigation expense with Samsung	21.3	4.6	2.2
Add: stock based compensation charges	2.9	1.9	2.9
Add: acquisition related charges	—	—	0.1

Adjusted EBITDA	76.2	67.5	63.7